UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2020

Greenwich LifeSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39555	20-5473709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3992 Bluebonnet Dr, Building 14

Stafford, TX 77477

(Address of principal executive offices, including ZIP code)

(832) 819-3232

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	GLSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2020, Greenwich LifeSciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., acting as the representative (the “Representative”) of the several underwriters (the “Underwriters”) named therein, with respect to an underwritten public offering (the “Offering”) of 660,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $40.00 per Share. The Company has also granted the Representative a 45-day option to purchase up to 99,000 additional shares of Common Stock to cover over-allotments.

The Shares were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-251366) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and subsequently declared effective on December 17, 2020 and a registration statement on Form S-1 (File No. 333-251438) previously filed with the SEC on December 17, 2020 and immediately declared effective. The Offering closed on December 22, 2020.

The gross proceeds to the Company from the Offering, before deducting underwriting discounts and commissions and other estimated Offering expenses was $26.4 million. The Company intends to use the net proceeds from the Offering for completion of all manufacturing and all clinical trial activities to complete an interim analysis and data readout of the GP2 Phase III clinical trial, for the submission of a Biologics Licensing Application to the FDA seeking conditional marketing approval of GP2, for the in-licensing or acquisition and development of additional products, including the coronavirus vaccine program, and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the Company’s directors and executive officers have agreed, subject to certain exceptions, not to sell, transfer or dispose any shares of Common Stock for six months, and the Company has agreed not to sell or transfer any shares of Common Stock for six months, without first obtaining the written consent of the Representative.

The Underwriters and their affiliates have, from time to time, provided and may in the future provide, various investment banking and other financial services for us for which they may receive customary fees.

The foregoing description of the Underwriting Agreement is not complete, is subject to and qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On December 18, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On December 22, 2020, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 17, 2020
99.1	Pricing Press Release, dated December 18, 2020
99.2	Closing Press Release, dated December 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenwich LifeSciences, Inc.

Date: December 22, 2020	By:	/s/ Snehal Patel
Snehal Patel Chief Executive Officer